                            SECURITIES PURCHASE AGREEMENT


       SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of March 7, 2000, by and among ASPEON, INC., a Delaware corporation (the "COMPANY"), ASPEON SOLUTIONS, INC., a Delaware corporation ("ASP"), and Marshall Capital Management, Inc. ("PURCHASER").

       The Company wishes to sell to Purchaser, and Purchaser wishes to buy, on the terms and subject to the conditions set forth in this Agreement, shares (the "PREFERRED SHARES") of the Company's Series A Convertible Exchangeable Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), and a warrant in the form attached hereto as EXHIBIT A (the "CLOSING WARRANT"). ASP, the Company's majority-owned subsidiary, wishes to sell to Purchaser, and Purchaser wishes to buy, on the terms and subject to the conditions set forth in this Agreement, a warrant in the form attached hereto as EXHIBIT B (the "ASP WARRANT") (the Closing Warrant and the ASP Warrant are collectively referred to herein as the "WARRANTS"). The Preferred Shares are convertible pursuant to the terms of the Certificate of Designation relating to the Preferred Stock, the form of which is attached hereto as EXHIBIT C (the "CERTIFICATE OF DESIGNATION") into shares (the "CONVERSION SHARES") of the Company's common stock, par value $.01 per share (the "COMMON STOCK") and dividends payable thereon may be paid, under certain conditions, in shares of Common Stock (the "DIVIDEND SHARES"). The Closing Warrant is exercisable into shares of Common Stock (the "CLOSING WARRANT SHARES") in accordance with its terms. The ASP Warrant is exercisable into shares (the "ASP Warrant Shares") of the common stock (the "ASP COMMON STOCK") of ASP(the Closing Warrant Shares and the ASP Warrant Shares are collectively referred to herein as the "WARRANT SHARES"). The Preferred Shares, the Conversion Shares, the Dividend Shares, the Warrants, and the Warrant Shares are collectively referred to herein as the "SECURITIES". Any capitalized term used herein that is not otherwise defined shall have the meaning specified therefor in the Certificate of Designation.

       The sale and issuance of the Preferred Shares and the Closing Warrant by the Company hereunder, and the sale and issuance of the ASP Warrant by ASP hereunder, will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D") as promulgated by the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company has agreed to effect the registration of the Conversion Shares and the Warrant Shares under the Securities Act pursuant to a Registration Rights Agreement of even date herewith by and between the Company and Purchaser (the "REGISTRATION RIGHTS AGREEMENT").

       The Company and Purchaser hereby agree as follows:

1.     PURCHASE AND SALE OF THE PREFERRED SHARES AND WARRANTS.

       1.1 AGREEMENT TO PURCHASE AND SELL. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and Purchaser agrees to purchase (A) ten thousand (10,000) Preferred Shares and (B) a Closing Warrant exercisable from

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time to time following the issue date thereof for five (5) years from the
Closing Date (as defined below) into 583,334 Closing Warrant Shares (subject to adjustment as specified in the Closing Warrant). Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, ASP agrees to sell and Purchaser agrees to purchase an ASP Warrant exercisable from the date (the "INITIAL EXERCISE DATE") that is the earlier to occur of
(i) the date on which ASP or any successor entity commences an initial public offering (the "INITIAL PUBLIC OFFERING") of its equity securities and (ii) one year from the Closing Date, for five (5) years from the Initial Exercise Date into 1,250,000 ASP Warrant Shares (subject to adjustment as specified in the ASP Warrant). The Closing Warrant will have an initial exercise price of $17.00 per Closing Warrant Share, subject to adjustment from time to time as set forth in the Closing Warrant. The ASP Warrant will have an initial exercise price equal to $5.00 per ASP Warrant Share, (assuming that the ASP Warrant is exercisable into one million two hundred fifty thousand (1,250,000) ASP Warrant Shares and that the number of shares of ASP Common Stock outstanding is twenty million (20,000,000) as of the Closing Date). The date on which the closing (the "CLOSING") of the purchase and sale of the Preferred Shares and Warrants occurs is hereinafter referred to as the "CLOSING DATE". The purchase price for the Preferred Shares and Warrants being purchased by Purchaser (the "PURCHASE PRICE") shall be equal to the Stated Value of the Preferred Shares being purchased by Purchaser. The Company and ASP shall allocate the Purchase Price paid by the Purchasers among the Preferred Shares and the Warrants as set forth on SCHEDULE 1.1. Subject to the satisfaction or waiver of the conditions set forth herein, the Closing will be deemed to occur when the Company and Purchaser execute and deliver this Agreement and the other Transaction Documents (as defined below), which delivery may be effected by facsimile transmission, and full payment of Purchaser's Purchase Price has been made by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Preferred Shares and Warrants being purchased by Purchaser (it being understood that the Company will be deemed to be acting as agent for ASP for purposes of delivering the certificates representing the ASP Warrant and receiving the portion of the Purchase Price allocated to the ASP Warrant as set forth on Schedule 1.1).

       1.2 CERTAIN DEFINITIONS. When used herein, the following terms shall have the respective meanings indicated:

              "BUSINESS DAY" shall mean any day on which the New York Stock Exchange (the "NYSE") and commercial banks in the city of New York are open for business.

              "CLOSING BID PRICE" shall mean, with respect to the Common Stock, the closing bid price for the Common Stock occurring on a given Trading Day on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Company and reasonably acceptable to Purchaser (collectively, "BLOOMBERG") or if the foregoing does not apply, the last reported bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on any of the foregoing bases, the Closing Bid Price of such security shall be the fair market value as reasonably determined by an independent investment banking firm selected by Purchaser, and


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reasonably acceptable to the Company, with the costs of such appraisal to be borne equally by the Company and Purchaser.

              "CLOSING TRADE PRICE" shall mean, with respect to the Common Stock, the last sale price reported for the Common Stock on a given Trading Day on the principal securities exchange or trading market where such security is listed or traded as reported by the Bloomberg or, if no sale price was reported on such Trading Day by Bloomberg, the last sale price reported by Bloomberg on the Trading Day on which such prices were last reported.

              "TRADING DAY" shall mean any day on which the Common Stock is purchased and sold on the principal securities exchange or market on which the Common Stock is then listed or traded.

              "TRANSACTION DOCUMENTS" shall have the meaning set forth in
Section 3.2.

2.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

       Purchaser hereby represents and warrants to the Company and agrees with the Company that, as of the date of this Agreement and as of the Closing Date:

       2.1 AUTHORIZATION; ENFORCEABILITY. Purchaser is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full power and authority to purchase the Securities and to execute and deliver this Agreement, the Registration Rights Agreement and the other Transaction Documents to which Purchaser is a party. This Agreement and the Registration Rights Agreement each constitutes Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) or public policy.

       2.2 ACCREDITED INVESTOR; PURCHASE AS PRINCIPAL. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities similar to the Securities so that it is capable of evaluating the merits and risks of its investment in the Securities and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act or an exemption from registration is available. Purchaser understands that, except as set forth in this Agreement or the Registration Rights Agreement, the Company has no present intention of registering the Securities. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available. Purchaser is an accredited investor as that term is defined in Rule 501 of Regulation D, and is acquiring the Securities solely for its own account as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided, however that in making such representation, Purchaser does not agree to hold any Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.


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       2.3    INFORMATION.  Purchaser has received and read the Disclosure
Documents (as defined in Section 3.4) and the Company has provided Purchaser with such other information regarding the business, operations and financial condition of the Company, and has granted to Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Securities. Neither such information nor any other investigation conducted by Purchaser or any of its representatives shall modify, amend or otherwise affect Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

       2.4 LIMITATIONS ON DISPOSITION. Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

       2.5 LEGEND. Purchaser understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

              "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may not be offered, sold, pledged or hypothecated unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under such laws is available in connection with such offer or sale."

       Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of such Securities is registered pursuant to an effective registration statement and Purchaser represents in writing to the Company that such Securities have been or are being sold pursuant to such registration statement, (B) such Securities have been publicly sold pursuant to Rule 144 ("RULE 144") and Purchaser has delivered to the Company customary Rule 144 broker's and seller's representation letters, or
(C) such Securities can be publicly sold pursuant to Rule 144(k) under the Securities Act, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder promptly upon request.

       2.6 NO CONFLICT. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party (A) have been approved by all necessary action (corporate or other) on the part of Purchaser and (B) will not result in (i) any material violation of any provisions of its charter, bylaws or any other governing document in effect on the date hereof, (ii) any material violation of any instrument or contract to which it is a party or by which it is bound, or (iii) the creation of any material lien, charge or encumbrance upon any of its assets.


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3.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND ASP.

       The Company and, to the extent applicable, ASP each hereby represents and warrants to Purchaser and agrees with Purchaser that, as of the date of this
Agreement:

       3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole, except that ASP has filed an application to qualify to do business in the State of California, which application is currently pending. For purposes of this Agreement, the term "subsidiary" or "subsidiaries" shall mean any entity or entities in which the Company beneficially owns 20% or more of the voting equity thereof.

       3.2 AUTHORIZATION; CONSENTS. The Company has the requisite corporate power and authority to enter into and perform its obligations under (i) this Agreement, (ii) the Registration Rights Agreement, (iii) the Closing Warrant and
(iv) all other agreements, documents or other instruments executed and delivered by or on behalf of the Company at the Closing (the instruments described in (i), (ii), (iii) and (iv) being collectively referred to herein as the "TRANSACTION DOCUMENTS"), to execute and file, and perform its obligations under the Certificate of Designation, to issue and sell Preferred Shares and Closing Warrant to Purchaser in accordance with the terms hereof and to issue and deliver Conversion Shares in accordance with the terms of the Certificate of Designation and Warrant Shares in accordance with the terms of the Warrants. ASP has the requisite corporate power and authority to enter into and perform its obligations under (i) this Agreement, (ii) the Registration Rights Agreement,
(iii) the ASP Warrant and (iv) all other agreements, documents or other instruments executed and delivered by or on behalf of ASP at the Closing (the instruments described in (i), (ii), (iii) and (iv) being collectively referred to herein as the "ASP TRANSACTION DOCUMENTS"), to issue and sell the ASP Warrant to Purchaser in accordance with the terms hereof and to issue and deliver ASP Warrant Shares in accordance with the terms of the ASP Warrant. All corporate action on the part of (i) each of the Company and ASP by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by it of its obligations under, the Transaction Documents or the ASP Transaction Documents, as the case may be, and (ii) the Company by its officers, directors and stockholders necessary for the authorization, execution and filing of, and the performance by the Company of its obligations under, the Certificate of Designation has been taken, and no further consent or authorization of the Company, ASP, their respective Board of Directors and stockholders, any governmental agency or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required (except as may be required by National Association of Securities Dealers, Inc. Rule 4460(i)).

       3.3 ENFORCEMENT. Each of the Transaction Documents constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting

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creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) or public policy and except to the extent that the enforceability of the indemnification provisions of Section 6 of the Registration Rights Agreement may be limited by applicable law. Each of the ASP Transaction Documents constitutes a valid and legally binding obligation of ASP, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) or public policy and except to the extent that the enforceability of the indemnification provisions of Section 6 of the Registration Rights Agreement may be limited by applicable law.

       3.4 DISCLOSURE DOCUMENTS; AGREEMENTS; FINANCIAL STATEMENTS; OTHER INFORMATION. The Company has filed with the Commission: (i) the Company's Annual Report on Form 10-K for the year ended June 30, 1999 (ii) Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999, (iii) all Current Reports on Form 8-K, if any, and any other reports, required to be filed with the Commission since December 31, 1998 and prior to the date hereof and (iv) the Company's definitive Proxy Statement for its 1999 Annual Meeting of Stockholders (collectively, the "DISCLOSURE DOCUMENTS"). The Company is not aware of any event occurring on or prior to the Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after such date other than as previously filed by the Company. Each Disclosure Document, as of the date of the filing thereof with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT") and, as of the date of such filing, such Disclosure Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements required to be filed as exhibits to the Disclosure Documents have been filed or incorporated by reference as required by the applicable provisions of the Exchange Act. Neither the Company nor any of its subsidiaries is in breach of any agreement to which it is a party or by which it is bound where such breach could have, or with the passage of time could reasonably be expected to have, a material adverse effect on (i) the consolidated business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) the transactions contemplated hereby, by the other Transaction Documents, by the other ASP Transaction Documents or by the Certificate of Designation, (iii) the Securities or (iv) the ability of the Company or ASP to perform its obligations under this Agreement, the other Transaction Documents, the other ASP Transaction Documents or the Certificate of Designation (collectively, a "MATERIAL ADVERSE EFFECT"), in each such case as applicable. Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under generally accepted accounting principles, are not required to be reflected in such financial statements (including the footnotes to such financial statements) and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. As of their respective dates, the financial statements of the Company included in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they

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may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). The written information described in paragraph 2.3 does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       3.5 CAPITALIZATION. The capitalization of the Company and of ASP as of the Closing Date, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's or ASP's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Stock and Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock or ASP Common Stock and the number of shares initially to be reserved for issuance upon conversion and exercise of the Preferred Stock and Warrants is set forth on SCHEDULE 3.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as set forth on SCHEDULE 3.5, no shares of the capital stock of the Company or ASP are subject to preemptive rights or any other similar rights of the stockholders of the Company or ASP or any liens or encumbrances created by or through the Company or ASP. Except as disclosed on SCHEDULE 3.5, or as contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries. The number of shares of ASP common stock issued and outstanding as of the Closing Date is 20,000,000.

       3.6 VALID ISSUANCE. The Preferred Shares are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company (collectively, "ENCUMBRANCES"), (ii) based in part upon the representations of Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws and (iii) will be entitled to all of the rights, preferences and privileges set forth in the Certificate of Designation. The Warrants are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any Encumbrances and (ii) based in part upon the representations of Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws. The Conversion Shares are duly authorized and reserved for issuance and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of any Encumbrances. The Dividend Shares are duly authorized and reserved for issuance and, if and when issued in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of any Encumbrances. The Warrant Shares are duly authorized and, upon the issuance thereof in accordance with the terms of a Warrant, will be duly and validly issued, fully paid and nonassessable, free and clear of any Encumbrances. The Company's Board of Directors (i) has

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determined that the issuance and sale of the Preferred Shares and Warrants hereunder, and the consummation of the transactions contemplated hereby, by the other Transaction Documents and by the Certificate of Designation (including without limitation the issuance of the Conversion Shares upon exercise of the Preferred Shares and the Warrant Shares upon exercise of the Warrants), are in the best interests of the Company and (ii) has unanimously approved the issuance of the Preferred Shares and Warrants hereunder, and the consummation of such transactions. ASP's Board of Directors (i) has determined that the issuance and sale of the ASP Warrant hereunder, and the consummation of the transactions contemplated hereby and by the other ASP Transaction Documents (including without limitation the issuance of the ASP Warrant Shares upon exercise of the ASP Warrant) are in the best interests of ASP and (ii) has unanimously approved the issuance of the ASP Warrant hereunder, and the consummation of such transactions.

       3.7 NO CONFLICT WITH OTHER INSTRUMENTS. Neither the Company nor any of its subsidiaries is in violation of any provisions of its charter, bylaws or any other governing document as amended and in effect on and as of the date hereof or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it is bound, or of any provision of any Federal, state or foreign judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company or any such subsidiary, which violation or default could reasonably be expected to have a Material Adverse Effect. The (i) execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) execution and filing of the Certificate of Designation and (iii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Shares and the Warrants and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not, in any such case, result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or of any of its subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer, or any similar rights (whether pursuant to a "poison pill" provision or otherwise), on the part of holders of the Company's or any such subsidiary's securities.

       3.8    FINANCIAL CONDITION; TAXES; LITIGATION.

              3.8.1 The Company's financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. There has not been a material adverse change, or any event or circumstance that with the passage of time could reasonably be expected to result in a material adverse change, to the Company's business, operations, properties, financial condition or results of operations since the date of the Company's most recent audited financial statements contained in the Disclosure Documents.

              3.8.2 The Company has filed all tax returns required to be filed by it and paid all taxes which are due, except for taxes which it reasonably disputes or which could not have a Material Adverse Effect.

              3.8.3 Neither the Company nor any of its subsidiaries is the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission or any state securities commission or other governmental or regulatory entity which could have a Material Adverse Effect.

              3.8.4 Except as described in the Disclosure Documents, there is no claim, litigation or administrative proceeding pending, or, to the Company's knowledge, threatened or contemplated, against the Company or any of its subsidiaries, or against any officer, director or employee of the Company or any such subsidiary in connection with such person's employment therewith that, individually or in the aggregate, could have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could have a Material Adverse Effect.

       3.9 REPORTING COMPANY; FORM S-3. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under Section 12 of the Exchange Act, and has filed all reports required thereby. The Company is eligible to register for resale shares of its Common Stock on a registration statement on Form S-3 under the Securities Act. To the Company's knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement).

       3.10 ACKNOWLEDGEMENT OF DILUTION. Each of the Company and ASP acknowledges that the issuance of Conversion Shares or Warrant Shares, as applicable, may result in dilution of the outstanding shares of Common Stock or ASP Common Stock (as the case may be), which dilution may be substantial under certain market conditions. Each of the Company and ASP further acknowledges that its obligation (in the case of the Company) to issue Conversion Shares in accordance with the terms of the Certificate of Designation and Closing Warrant Shares in accordance with the terms of the Closing Warrant, and (in the case of ASP) to issue ASP Warrant Shares in accordance with the terms of the ASP Warrant) is unaffected by any such dilution.

       3.11 INTELLECTUAL PROPERTY. The Company and its subsidiaries each has the right to use adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property rights necessary to conduct the business now operated by it, and is not aware of any infringement by a third party with respect to such rights or of any infringement by it or conflict with asserted rights of others that, in any such case, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have a Material Adverse Effect.

       3.12 REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as described on SCHEDULE 3.12 hereto, (A) neither the Company nor any of its subsidiaries has granted or agreed to grant to any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority and (B) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities of the Company or any of its subsidiaries or other consideration as a result of, the transactions contemplated by this Agreement or the other Transaction Documents which has not been waived or will not be waived or otherwise satisfied as of the Closing Date.

       3.13 LISTING ON NASDAQ. The Common Stock is listed on the Nasdaq National Market, and trading in the Common Stock on such market has not been suspended. The Company is, to its knowledge, in full compliance with the continued listing criteria of the Nasdaq National Market, and does not reasonably anticipate that the Common Stock will lose its listing on the Nasdaq National Market, whether by reason of the transactions contemplated by this Agreement or the other Transaction Documents, or otherwise and is not aware of any inquiry by or received any notice from the Nasdaq National Market regarding any failure or alleged failure by the Company to comply with such criteria.

       3.14 SOLICITATION; OTHER ISSUANCES OF SECURITIES. Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Preferred Shares or Warrants to Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. In order to prevent the possible integration of the offer and sale of the Securities with any offering effected subsequent to the Closing Date, neither the Company nor any of its subsidiaries or affiliates will offer or sell any securities during the six (6) month period following the Closing Date; PROVIDED, HOWEVER, that such limitation shall not apply to any securities that are offered or sold pursuant to (i) an employee benefit plan or program duly adopted by the Company; (ii) any options, warrant, convertible securities or rights or agreements to purchase securities of the Company outstanding on the date hereof; (iii) any underwritten public offerings of securities ; (iv) any security issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination; (v) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company; (vi) shares of Common Stock issued upon conversion of the Preferred Shares or exercise of the Closing Warrant; (vii) any securities issued pursuant to any equipment leasing arrangement or debt financing from a bank or similar financial institution; or
(viii) any securities issued in connection with strategic transactions involving the Company and third parties, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; provided, that the primary purpose of such transaction is not the raising of capital.

       3.15 FEES. Except as described on SCHEDULE 3.15 hereto, neither the Company nor any of its subsidiaries is obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative or entity in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless Purchaser from and against any claim by any person or entity alleging that Purchaser is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

       3.16 REGULATORY PERMITS. Each of the Company and its subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except where the failure to so possess such certificates, authorizations or permits could not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which revocation or modification could have a Material Adverse Effect.

       3.17   KEY EMPLOYEES. Each person whose name is set forth on SCHEDULE
3.17 (each, a "KEY EMPLOYEE") is currently serving in the capacity indicated on such schedule on a full-time basis (except as otherwise noted in such Schedule). The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company. Except as described on SCHEDULE 3.17, no Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock.

       3.18 YEAR 2000. To the Company's knowledge: (i) all hardware and software products used by the Company and its subsidiaries in the administration and the business operations of the Company and such subsidiaries will be able to process date data (including, but not limited to, calculating, comparing and sequencing) in a consistent manner from, into and between the twentieth century (through 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such hardware and software products; (ii) all software developed and currently sold by the Company and any of its subsidiaries (other than third party software) will be able to process date data (including, but not limited to, calculating, comparing and sequencing) in a consistent manner from, into and between the twentieth century (through 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such software; and (iii) there were no returns of merchandise or software, or any claims or complaints received from any third party or customer, relating to any year 2000 problems.

       3.19 ENVIRONMENT. Except as disclosed in the Disclosure Documents (i) there is no environmental liability, nor, to the Company's knowledge, factors likely to give rise to any environmental liability, affecting any of the properties of the Company or any of its subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect and

(ii) neither the Company nor any of the subsidiaries has violated any environmental laws applicable to it now or previously in effect
("ENVIRONMENTAL LAWS"), other than such violations or infringements that, individually or in the aggregate, have not had and will not have a Material Adverse Effect.

       3.20 EMPLOYEE RELATIONS. Neither the Company nor any of its subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. Neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement. No executive officer of the Company or any of its subsidiaries has given notice that such officer intends to terminate such officer's employment with the Company or such subsidiary. To the Company's knowledge, no executive officer of the Company or any of its subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with the Company.

       3.21 TRANSACTIONS WITH AFFILIATES. Except for the grant of stock options disclosed on SCHEDULE 3.5 HERETO, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

       3.22 ANTI-TAKEOVER PROVISIONS. Neither the Company nor any of its subsidiaries has adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company or any such subsidiary, or any business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of Delaware which is or could become applicable as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Securities to Purchaser.

4.     COVENANTS OF THE COMPANY.

       4.1 CORPORATE EXISTENCE. The Company shall, or if there has been a Change of Control Transaction (as defined in the Certificate of Designation) following which the Company is not the surviving entity, the surviving entity shall, so long as Purchaser or any affiliate of Purchaser beneficially owns any Securities, maintain its corporate existence in good standing under the jurisdiction of its incorporation and shall pay all taxes owed by it when due except for taxes which the Company (or such surviving entity) reasonably disputes.

       4.2 PROVISION OF INFORMATION. The Company shall, so long as Purchaser or any affiliate of Purchaser beneficially owns any Securities, provide any Purchaser with copies of all materials sent to stockholders, in each such case at the same time that it mails such materials to its stockholders.

       4.3 FORM D; BLUE-SKY QUALIFICATION. To the extent that the Company is relying on Regulation D under the Securities Act in selling the Securities to Purchaser hereunder, the Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, if requested, to Purchaser promptly after such filing. The Company shall take such action as is necessary to qualify the Preferred Shares and Warrants for sale to Purchaser under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to Purchaser at Purchaser's request.

       4.4 REPORTING STATUS. As long as Purchaser or any affiliate of Purchaser beneficially owns any Securities and until the date on which any of the foregoing may be sold to the public pursuant to Rule 144(k) (or any successor rule or regulation), the Company shall, or if there has been a Change of Control Transaction following which the Company is not the surviving entity, the surviving entity shall, (i) timely file with the Commission all reports required to be so filed pursuant to the Exchange Act and (ii) not terminate its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. The Company agrees to issue a press release describing the transactions contemplated by this Agreement and the other Transaction Documents and, at the same time, to file with the Commission a Form 8-K in the form required by the Exchange Act describing the terms of the transactions contemplated by this Agreement and the other Transaction Documents, with this Agreement and all schedules and exhibits attached to such Form 8-K as an exhibit thereto, on or before the fifth (5th) Business Day following the date of this Agreement.

       4.5 RESERVATION OF COMMON STOCK. The Company shall at all times following the Closing Date have authorized and reserved for issuance to Purchaser pursuant to the Preferred Shares and the Closing Warrant, free from any preemptive rights, at least 2,750,000 shares of Common Stock, subject to adjustment for the events specified in Section 6 of the Certificate of Designation (the "RESERVED AMOUNT") (assuming (i) application of the minimum Conversion Price that may occur under the Certificate of Designation and the minimum Exercise Price that may occur under the Closing Warrant and (ii) that none of the limitations set forth herein, in the Certificate of Designation (other than the "Share Limitation" as defined in the Certificate of Designation) or in the Closing Warrant on such conversion or exercise exist). If on any date the Reserved Amount is less than 125% of the number of shares of Common Stock then issuable upon conversion of all of the Preferred Shares and exercise of the Closing Warrant in full (assuming for such purpose that such conversion or exercise were to occur as of such date), the Company shall take action (including without limitation seeking stockholder approval for the authorization or reservation of additional shares of Common Stock) as soon as practicable (but in no event later than the fifth (5th) business day or, in the event that stockholder approval is required, the sixtieth (60th) day following such date) to increase the Reserved Amount to no less than 150% of the number of shares of Common Stock into which such outstanding Preferred Shares are then convertible and the Closing Warrant is exercisable.

       4.6 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred

Shares and Closing Warrant for general corporate purposes only, in the ordinary course of its business, consistent with past practice, and for the development of the ASP business and, without limiting the generality of the foregoing, shall not use such proceeds to make a loan to any employee, officer, director or stockholder of the Company, to repay any loan or other obligation of the Company to any such person or to repurchase or pay a dividend on shares of Common Stock or other securities of the Company, other than any such payment explicitly required or permitted by the terms of this Agreement, the Certificate of Designation or the other Transaction Documents.

       4.7 QUOTATION ON NASDAQ. The Company shall, or if there has been a Change of Control Transaction following which the Company is not the surviving entity, the surviving entity shall, (i) promptly following the Closing, take such action as may be necessary to include all of the Conversion Shares and Closing Warrant Shares that may be issued by the Company (or such surviving entity) under the Preferred Shares and Closing Warrant on the Nasdaq National Market, and (ii) use its commercially reasonable efforts to maintain the designation and quotation, or listing, of the Common Stock on the Nasdaq National Market or the New York Stock Exchange for a minimum of five (5) years following the Closing Date.

       4.8 USE OF PURCHASER NAME. Except as may be required by applicable law, neither the Company nor any of its subsidiaries shall use, directly or indirectly, Purchaser's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of Purchaser for the specific use contemplated (which consent will not be unreasonably withheld) or as otherwise required by applicable law or regulation.

       4.9 RIGHT OF FIRST OFFER. Prior to any offer or sale by the Company of any Equity Securities (as defined below) during the period beginning on the Closing Date and ending on the twelve (12) month anniversary of the Closing Date, the Company must first deliver to Purchaser written notice describing the proposed issuance, including the terms and conditions thereof, and provide Purchaser with an option during the ten (10) Trading Day period following delivery of such notice to purchase all or any part of Purchaser's Allocable Portion (as defined below) of the Equity Securities being offered on the same terms as contemplated by such issuance (the "RIGHT OF FIRST OFFER"). In the event that Purchaser either does not give notice within such ten Trading Day period that it intends to exercise the foregoing option or informs the Company in writing that it does not intend to participate in all or any part of such issuance, the Company may offer to a third party the option to purchase up to, in the aggregate, the amount of Equity Securities which were declined by Purchaser, on the same terms as were offered to Purchaser. Any sale to Purchaser must comply with the registration requirements of the Securities Act or be exempt from such registration requirements. For purposes hereof, (A) "EQUITY SECURITY" shall mean Common Stock or any other equity security of the Company or any of its subsidiaries, or any security convertible into, or exercisable or exchangeable for, Common Stock or any such equity security and (B) Purchaser's "ALLOCABLE PORTION" of Equity Securities as of a particular date shall be determined by dividing the number of Preferred Shares purchased by Purchaser hereunder by the aggregate number of Preferred Shares purchased by Purchaser hereunder, and multiplying the resulting quotient by the aggregate amount of Equity Securities being issued. "Equity Securities" shall not include and this Right of First Offer will not apply to the issuance of securities of the Company or any of its subsidiaries pursuant to (i) an employee benefit plan or program duly adopted by the Company; (ii) any options, warrant, convertible securities or rights or agreements to purchase securities of the Company outstanding on the date hereof; (iii) any public offerings of Equity Securities; (iv) any Equity Security issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination; (v) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company; (vi) shares of Common Stock issued upon conversion of the Preferred Shares or exercise of the Closing Warrant; (vii) any Equity
Securities issued pursuant to any equipment leasing arrangement or debt financing from a bank or similar financial institution; or (viii) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; provided, that the primary purpose of such transaction is not the raising of capital.

       4.10 EXCHANGE OPTION. In the event that the Company issues any Equity Securities during the period of eighteen (18) months following the Closing Date (the "EXCHANGE OPTION PERIOD"), Purchaser shall have the right to exchange all or any part of the Preferred Shares held by it for such Equity Securities (the "EXCHANGE OPTION") and, upon exercise of its Exchange Option, shall receive, on the closing date for such issuance, an amount of such Equity Securities that a purchaser of such securities would receive upon payment of an amount of cash (or other applicable consideration) equal to the outstanding stated value of and accrued but unpaid dividends on such Preferred Shares being exchanged by Purchaser. The Company agrees that it will not issue Equity Securities during the Exchange Option Period unless it first gives Purchaser at least twenty (20) days' prior written notice thereof (a "NOTICE OF ISSUANCE"). In order for Purchaser to exercise its Exchange Option, Purchaser must deliver written notice thereof to the Company on or before the fifth (5th) Business Day following its receipt of a Notice of Issuance.

       4.11 MANAGEMENT RESTRICTIONS. During the period beginning on the Closing Date and ending on the later to occur of (i) the one hundred and eightieth (180th) day following the Closing Date and (ii) the date on which the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Commission (the "MANAGEMENT RESTRICTION PERIOD"), no Key Employee may, directly or indirectly, sell, transfer or otherwise dispose of (whether through the writing or purchase of options, futures or derivative instruments), or publicly announce (whether through the filing of a notice or otherwise) such individual's intention to dispose of, any Common Stock held or beneficially owned by such individual. Notwithstanding the foregoing, a Key Employee may sell shares of Common Stock during the Management Restriction Period (A) in order to meet the applicable margin requirements of any broker-dealer from which such Key Employee has obtained margin credit and (B) in a number that, in the aggregate during the Management Restriction Period, does not exceed ten percent (10%) of the number of shares of Common Stock beneficially owned by such Key Employee on the Closing Date.

       4.12 STOCKHOLDER APPROVAL. The Company agrees that, at its next annual meeting of stockholders, it will recommend to the holders of its Common Stock approval of the issuance of Conversion Shares and Warrant Shares in excess of the Cap Amount (as defined in the Certificate of Designation) ("STOCKHOLDER APPROVAL"), and will hold such meeting on or before December 31, 2000. In the event that the Company does not obtain Stockholder Approval on or before such date, Purchaser shall have the right to demand at any time thereafter that the Company hold a meeting of its stockholders for the purpose of seeking Stockholder Approval, such meeting to be held no later than the sixtieth (60th) day following receipt by the Company of such demand in writing.

       4.13 ENVIRONMENTAL LAWS. The Company will take all action necessary in order to comply with applicable Environmental Laws and agrees to indemnify Purchaser from and against any loss, claim, damage or expense arising from or in connection with any failure or alleged failure of the Company, or any of its subsidiaries or affiliates, to comply with such laws.

4A.    COVENANTS OF ASP.

       4A.1   CORPORATE EXISTENCE.  ASP shall, so long as Purchaser or any affiliate of Purchaser beneficially owns the ASP Warrant or any ASP Warrant Shares, maintain its corporate existence in good standing under the jurisdiction of its incorporation and shall pay all taxes owed by it when due except for taxes which ASP reasonably disputes.

       4A.2   PROVISION OF INFORMATION.  ASP shall, so long as Purchaser or any affiliate of Purchaser beneficially owns the ASP Warrant or any ASP Warrant Shares, provide Purchaser with copies of all materials sent to its stockholders, in each such case at the same time that it mails such materials to its stockholders.

       4A.3   FORM D; BLUE-SKY QUALIFICATION.  To the extent that ASP is relying on Regulation D under the Securities Act in selling the ASP Warrant to Purchaser hereunder, ASP agrees to file a Form D with respect to the ASP Warrant as required under Regulation D and to provide a copy thereof to Purchaser promptly after such filing. Promptly following the Initial Public Offering, ASP shall take such action as is necessary to qualify ASP Warrant for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to Purchaser at Purchaser's request.

       4A.4   REPORTING STATUS.  Following the Initial Public Offering, and as
long as Purchaser or any affiliate of Purchaser beneficially owns the ASP Warrant or any ASP Warrant Shares and until the date on which any of the foregoing may be sold to the public pursuant to Rule 144(k) (or any successor rule or regulation), (i) ASP shall timely file with the Commission all reports required to be so filed pursuant to the Exchange Act and (ii) ASP shall not terminate its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

       4A.5   RESERVATION OF ASP COMMON STOCK.  ASP shall at all times following the Closing Date have authorized and reserved for issuance to Purchaser pursuant to the ASP Warrant, free from any preemptive rights, a number of shares of Common Stock equal to the number of ASP Warrant Shares issuable upon exercise in full of the ASP Warrant (assuming that none of the limitations set forth in the ASP Warrant on such exercise exist) (the "SUBSIDIARY RESERVED AMOUNT"). ASP shall not reduce the ASP Reserved Amount without Purchaser's prior written consent.

       4A.6   QUOTATION ON NASDAQ NATIONAL MARKET.  ASP shall (i) promptly following the Initial Public Offering , take such action as may be necessary to include all of ASP Warrant Shares that may be issued under the ASP Warrant for designation and quotation on the Nasdaq National Market and (ii) use its commercially reasonable efforts to maintain the designation and quotation, OR listing, of the ASP Common Stock on the Nasdaq National Market or the New York Stock Exchange for a minimum of five (5) years following the Closing Date.

       4A.7   USE OF PURCHASER NAME.  Except as may be required by applicable law, ASP shall not use, directly or indirectly, Purchaser's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of Purchaser for the specific use contemplated (which consent will not be unreasonably withheld) or as otherwise required by applicable law or regulation.

       4A.8   NO ADVERSE ACTION. ASP shall refrain, while the ASP Warrant is outstanding, from taking any action or entering into any arrangement which in any way adversely affects the rights, privileges or benefits available to the holder of the ASP Warrant.

       4A.9   EXCHANGE OPTION.  If on any day following the Initial Public
Offering, the average dollar daily trading volume (as reported by Bloomberg) for the Common Stock of the Company during the period of ninety (90) days immediately preceding such day is less than $1,250,000, Purchaser shall have the option, upon written notice to the Company and to ASP (an "EXCHANGE NOTICE"), to exchange all or any portion of the Preferred Shares then held by purchaser for shares of the preferred stock of ASP (the "ASP Preferred Shares"). Upon delivery of an Exchange Notice by Purchaser, Purchaser shall be entitled to receive one ASP Preferred Share for each Preferred Share to be exchanged therefor. The certificate of designation relating to the ASP Preferred Shares (the "ASP CERTIFICATE") shall have terms identical to those set forth in the Certificate of Designation, MUTATIS MUTANDIS, including without limitation terms relating to the conversion of the ASP Preferred Shares into ASP Common Stock, except that (i) the Fixed Conversion Price shall be equal to 120% of the Market Price for the ASP Common Stock on the Exchange Date (as defined below); (ii) the maturity date of the ASP Preferred Shares shall be two (2) years from the Exchange Date (as defined below); and
(iii) dividends payable thereunder shall include any dividends that have accrued but have not been paid under the Preferred Shares as of the Exchange Date. Within two (2) Business Days after Purchaser delivers an Exchange Notice to the Company (an "EXCHANGE NOTICE DATE"), and assuming the ASP Certificate has not previously been prepared and filed, ASP shall prepare the ASP Certificate and file it with the State of Delaware. ASP will issue and deliver the ASP Preferred Shares to Purchaser on the Business Day following the filing of the ASP Certificate, against delivery of the Preferred Shares being exchanged therefor (such Business Day being referred to as the "EXCHANGE DATE"). Immediately following ASP's receipt of the Preferred Shares being exchanged hereby and delivery of the ASP Preferred Shares, the Company will retire such Preferred Shares so that they will not be issued and outstanding.

5.  CONDITIONS TO CLOSING.

       5.1 CONDITIONS TO PURCHASER'S OBLIGATIONS AT CLOSING. Purchaser's obligations at the Closing, including without limitation its obligation to purchase the Preferred Shares and Warrants being purchased by such Purchaser, are conditioned upon the satisfaction by the Company (or waiver by Purchaser) of each of the following events as of the Closing Date:

              5.1.1 the respective representations and warranties of the Company and ASP set forth in this Agreement shall be true and correct in all material respects as of such date as if made on such date;

              5.1.2 the Company and ASP each shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

              5.1.3 the Closing Date shall occur, and all closing conditions set forth in this paragraph 5.1 shall have been satisfied or waived, on a date that is not later than March 8, 2000;

              5.1.4 the Company shall have delivered to Purchaser a certificate, signed by an officer of the Company, certifying that the conditions specified in this paragraph
                     5.1 have been fulfilled as of the Closing, it being understood that Purchaser may rely on such certificate as though it were a representation and warranty of the Company made herein;

              5.1.5 the Company shall have delivered to Purchaser an opinion of counsel for the Company, dated as of such date, in substantially the form set forth on Exhibit 5.1.5 hereto;

              5.1.6 the Company shall have delivered to Purchaser duly executed certificates representing the Preferred Shares and Warrants being purchased by Purchaser;

              5.1.7 the Company and ASP shall each have executed and delivered the Registration Rights Agreement;

              5.1.8 the Common Stock shall be listed for trading on the Nasdaq National Market and no suspension of trading in the Common Stock on such market shall have occurred and be continuing as of the Closing Date;

              5.1.9 each of the Company and ASP shall have authorized and reserved for issuance the number of shares of Common Stock and ASP Common Stock, as applicable, required to be reserved under paragraphs 4.5 and 4A.5 hereof, and shall have provided Purchaser with reasonable evidence thereof;

              5.1.10 since the date of this Agreement and until the Closing Date there shall not have occurred, in the reasonable judgment of Purchaser, a material adverse change, or any event or circumstance that with the passage of time could reasonably be expected to result in a material adverse change, in the business, operations, financial condition, properties or results of operation of the Company; and

              5.1.11 the Company shall have delivered to Purchaser proposed
                     "final" drafts of each Schedule to this Agreement, together with a proposed "final draft" of the opinion required by 5.1.5, no later than the close of business on the third
                     (3rd) Business Day immediately prior to the Closing Date.

       5.2 CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligations at the Closing are conditioned upon the satisfaction (or waiver by the Company) of each of the following events as of the Closing Date:

              5.2.1 the representations and warranties of Purchaser shall be true and correct in all material respects as of such date as if made on such date; and

              5.2.2 Purchaser shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by Purchaser on or before the Closing.

              5.2.3 Purchaser shall have tendered payment for the Purchase Price of the Preferred Shares.

6.     MISCELLANEOUS.

       6.1 SURVIVAL. The representations and warranties made by the parties herein shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

       6.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Purchaser may assign its rights and obligations hereunder, in connection with any private sale or transfer of Securities pursuant to Section 2.4, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto; PROVIDED, HOWEVER, that such transferee shall not be deemed a "Purchaser" for purposes of paragraph 4.9 or 4.10 hereof. Neither the Company nor ASP may assign it rights or obligations under this Agreement except as may be specifically provided by this Agreement or the other Transaction Documents.

       6.3 NO RELIANCE. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents),
(iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.

       6.4 INJUNCTIVE RELIEF. Each of the Company and ASP acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Purchaser and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss. In connection with any proceedings brought by Purchaser for the purpose of enforcing its rights hereunder (including any proceedings brought at law or in equity), Purchaser shall, if it prevails in such proceeding, be entitled to reimbursement of its reasonable legal fees and expenses incurred by it.

       6.5 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to the conflict of laws provisions thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the county of New Castle, Delaware, for the adjudication of any dispute hereunder or under any Transaction Document or the Certificate of Designation or in connection herewith or therewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

       6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

       6.7 HEADINGS; DRAFTING. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The parties shall be deemed to have participated jointly in the drafting of this Agreement and the other Transaction Documents, and no provision hereof or thereof shall be construed against any party as the drafter thereof.

       6.8 NOTICES. Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

              IF TO THE COMPANY OR ASP:

              Aspeon, Inc.
              17891 Cartwright Road
              Irvine, California 92614
              Tel:   (949) 440-8000
              Fax:   (949) 440-8088
              Attention:  Chief Financial Officer

              WITH A COPY TO:

              Cooley Godward, LLP
              4365 Executive Drive
              Suite 1100
              San Diego, California  92121-2128
              Attention:  Jeremy D. Glaser, Esq.
              Tel:   (858) 550-6000
              Fax:   (858) 453-3555

              IF TO PURCHASER:

              Marshall Capital Management, Inc.
              c/o Credit Suisse First Boston
              11 Madison Avenue, 7th Floor
              New York, New York  10010
              Attention:  Allan Weine, Charles Gassenheimer
              Tel:   (212) 325-0038

                     (312) 750-3239
              Fax:   (212) 325-6519
                     (312) 750-1031

              WITH A COPY TO:

              Solomon, Zauderer, Ellenhorn, Frischer & Sharp
              45 Rockefeller Plaza
              New York, New York 10111
              Attention:  Robert L. Mazzeo, Esq.
              Tel:   (212) 956-3700
              Fax:   (212) 956-4068

or to such other address or addresses as shall be designated by either party in writing to the other party.

              6.9 EXPENSES. The Company, ASP and Purchaser each shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall reimburse Purchaser at the Closing (which reimbursement may be deducted by Purchaser from the purchase price payable by it at the Closing) for all reasonable out-of-pocket expenses (including without limitation reasonable legal fees and expenses) incurred by it in connection with its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of the Transaction Documents, the ASP Transaction Documents and the Certificate of Designation in an amount not to exceed forty thousand dollars ($40,000).

              6.10 ENTIRE AGREEMENT; AMENDMENTS; WAIVER. This Agreement, the other Transaction Documents (including the other ASP Transaction Documents) and the Certificate of Designation constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, ASP and Purchaser.


                    [Remainder of Page Intentionally Left Blank]

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

ASPEON, INC.


By: __________________________
       Name:  Richard P. Stack
       Title:  Chief Executive Officer


ASPEON SOLUTIONS, INC.


By: __________________________
       Name:  Richard P. Stack
       Title:  Chief Executive Officer


MARSHALL CAPITAL MANAGEMENT, INC.


By: __________________________
         Allan Weine, President